UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BB&T CORPORATION
 (Exact name of registrant as specified in its charter)

                                                                            North Carolina                                                       56-0939887
                                                                     (State or other jurisdiction of                                       (I.R.S. Employer Identification
                                                                     incorporation of organization)                                                     Number)

200 West Second Street
Winston-Salem, North Carolina 27101
(Address of principal executive offices, including zip code)

EDGAR M. NORRIS & CO., INC.
EMPLOYEE RETENTION PLAN
 (Full title of the plan)

Jerone C. Herring, Esq.
BB&T Corporation
200 West Second Street
3rd Floor
Winston-Salem, North Carolina 27101
(336) 733-2180
(Name, address and telephone number, including area code,
of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

                                                                    Proposed                    Proposed
Title of                                                            maximum                     maximum
securities                      Amount                              offering                    aggregate                           Amount of
to be                           to be                               price                       offering                            registration
registered                      registered                          per share (1)               price (1)                           fee (1)
----------                      ----------                          -------------               ---------                           ------------

Common Stock,
$5.00 par value                 37,549 shares                      $ 33.25                      $ 1,248,504.25                      $ 329.61
____________________________________________________________________________________________________

(1)         Pursuant to Rule 457(c) and (h)(1),  based on the average ($33.25) of the high ($33.56) and low ($32.94) prices of the Registrant's Common Stock on December 14, 2000, as reported on the New York Stock Exchange.

                                                                          PART II

                                                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------   ---------------------------------------

                        The following  documents  filed by BB&T  Corporation  (the  "Company" or "BB&T") with the Securities  and Exchange  Commission  (the
"Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                        (a)         The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 14, 2000;

                        (b)         The Company's  Quarterly  Reports on Form 10-Q and/or Form 10-Q/A for the fiscal quarters ended March 31, 2000, June 30,
            2000 and September 30, 2000, filed on May 12, 2000, June 5, 2000, August 11, 2000 and November 14, 2000, respectively;

                        (c)         The  Company's  Current  Reports on Form 8-K filed on January 12, 2000,  February 7, 2000,  February 9, 2000,  April 11,
            2000, April 28, 2000, July 18, 2000, July 27, 2000, August 23, 2000,  September 6, 2000,  October 12, 2000,  October 26, 2000, October 27, 2000,
            October 30, 2000 and December 5, 2000, respectively;

                        (d)         The  description  of the Company's  Common  Stock,  par value $5.00 per share,  contained in the Company's  Registration
            Statement on Form 8-A filed with the  Commission on September 4, 1991 with respect to the Common Stock,  including any amendment or report filed for the purpose of updating such description.

                        (e)         The Company's  Registration  Statement on Form 8-A relating to the  Company's  shareholder  rights plan,  filed with the
            Commission on January 10, 1997; and

                        (f)         All other  reports  filed  pursuant  to Section  13(a) or 15(d) of the  Exchange  Act since the end of the  fiscal  year referred to in (a) above.

                        All documents  subsequently  filed by the Company pursuant to Sections 13(a),  13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a  post-effective  amendment  which  indicates that all securities  offered hereby have been sold or which  deregisters  all securities  remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

                        Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

                        The legality of the securities  offered hereby has been passed upon by the firm of Womble Carlyle Sandridge & Rice, PLLC, counsel to the Company.  Attorneys of the firm hold an aggregate of approximately 88,473 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
------   -----------------------------------------

                        Sections  55-8-50  through  55-8-58  of the North  Carolina  Business  Corporation  Act  contain  specific  provisions  relating  to indemnification  of directors and officers of North  Carolina  corporations.  In general,  such sections  provide that:  (i) a corporation  must indemnify a director or officer who is wholly  successful  in his defense of a proceeding to which he is a party  because of his status as such,  unless  limited by the articles of incorporation,  and (ii) a corporation may indemnify a director or officer if he is not wholly  successful in such defense,  if it is determined as provided by statute that the director or officer meets a certain  standard of conduct,  provided when a director or officer is liable to the  corporation or is adjudged liable on the basis that personal  benefit was improperly  received by him, the corporation may not indemnify him. A director or officer of a corporation  who is a party to a  proceeding  may also  apply to a court  for  indemnification,  and the  court  may  order  indemnification  under  certain circumstances  set forth in statute.  A corporation  may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

                        BB&T's  bylaws  provide for the  indemnification  of any director or officer of BB&T against  liabilities  and  litigation  expenses arising out of his status as such,  excluding:  (i) any  liabilities  or litigation  expenses  relating to activities  which were at the time taken known or believed by such person to be clearly in conflict  with the best  interest of BB&T and (ii) that portion of any  liabilities  or  litigation  expenses  with respect to which such person is entitled to receive payment under any insurance policy.

                        BB&T's  articles of  incorporation  provide for the  elimination  of the personal  liability of each director of BB&T to the fullest extent permitted by law.

                        BB&T maintains directors and officers liability insurance that, in general,  insures: (i) BB&T's directors and officers against loss by reason of any of their  wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

                        Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions,  their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties,  including institution directors. In general,  subject to the ability to purchase directors and officers liability insurance and to advance  professional  expenses under certain  circumstances,  the rules prohibit such institutions  from  indemnifying  a director for certain costs incurred with regard to an  administrative  or  enforcement  action  commenced by any federal banking  agency that  results in a final order or  settlement  pursuant to which the  director is  assessed a civil  money  penalty,  removed  from  office, prohibited  from  participating  in the affairs of an insured  depository  institution  or required to cease and desist from or take an  affirmative  action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. Š 1818(b)).

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

                        Not applicable.

Item 8.  Exhibits.
------   --------

                        The following exhibits are filed as a part of this Registration Statement:

Exhibit No.                                                 Description
----------                                                  -----------

      4.1                           Amended and Restated  Articles of  Incorporation  of the Company,  as amended,  which are  incorporated  by reference to
                                    Exhibit  3(a) to the  Company's  Annual  Report  on Form 10-K for the year  ended  December  31,  1996,  filed  with the
                                    Commission on March 17, 1997.

      4.2                           Articles of Amendment to the Articles of  Incorporation  of the Company,  which are incorporated by reference to Exhibit
                                    3(a)(ii) to the Company's  Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on
                                    March 18, 1998.

      4.3                           Bylaws of the Company,  as amended,  which are  incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

      4.4                           Rights  Agreement dated as of December 17, 1996 between the Company and Branch Banking and Trust Company,  Rights Agent,
                                    which is incorporated by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997.

      5                             Opinion of Womble Carlyle Sandridge & Rice, PLLC

      23.1                          Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

      23.2                          Consent of Arthur Andersen LLP

      24                            Power of Attorney of Directors and Officers of the Company

      99                            Edgar M. Norris & Co., Inc. Employee Retention Plan

Item 9.  Undertakings.
------   ------------

(a)  The undersigned registrant hereby undertakes:

            (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration  Statement (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental change in the information set forth in the Registration Statement;

                        (iii)       To  include  any  material  information  with  respect  to the plan of  distribution  not  previously  disclosed  in the
                                    Registration Statement or any material change to such information in the Registration Statement;

                        provided,  however,  that  paragraphs  (a)(1)(i)  and  (a)(1)(ii)  do not apply if the  information  required  to be  included  in a post-effective  amendment by those  paragraphs  is contained in periodic  reports  filed with or furnished to the  Commission by the
                        Company  pursuant  to Section 13 or Section  15(d) of the  Exchange  Act that are  incorporated  by  reference  in the  Registration
                        Statement.

            (2)         That, for the purpose of determining any liability under the Securities Act, each such  post-effective  amendment shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)         To remove from  registration by means of a  post-effective  amendment any of the securities  being registered which remain unsold at the termination of the offering.

(b)         The Company hereby  undertakes  that, for purposes of determining any liability  under the Securities  Act, each filing of the Company's  annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the  Registration  Statement shall be deemed to be a new registration  statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities  arising under the Securities Act may be permitted to directors,  officers and controlling persons of the Company  pursuant to the  foregoing  provisions,  or  otherwise,  the Company has been  advised that in the opinion of the  Commission  such indemnification  is against  public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for indemnification  against  such  liabilities  (other  than the payment by the  Company of  expenses  incurred  or paid by a director,  officer or controlling  person of the Company in the  successful  defense of any action,  suit or  proceeding)  is  asserted by such  director,  officer or controlling  person in connection with the securities being  registered,  the Company will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                                         SIGNATURES
                                                                         ----------

                                                                       THE REGISTRANT

            Pursuant to the requirements of the Securities Act of 1933, BB&T Corporation  certifies that it has reasonable  grounds to believe that it meets all of the requirements  for filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the  undersigned,  thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on this 20th day of December, 2000.

                                                            BB&T CORPORATION

                                                            By:         /s/ Jerone C. Herring
                                                               --------------------------------------------------
                                                                        Jerone C.  Herring
                                                                        Executive Vice President and Secretary

            Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement has been signed by the  following  persons in the capacities indicated on December 20, 2000.

            /s/ John A. Allison, IV*                                                        /s/ Scott E. Reed*
------------------------------------------------------------                    --------------------------------------------------
Name:       John A. Allison, IV                                                 Name:       Scott E. Reed
Title:      Chairman of the Board and                                           Title:      Senior Executive Vice President
            Chief Executive Officer                                                         and Chief Financial Officer
            (principal executive officer)                                                   (principal financial officer)

            /s/ Sherry A. Kellett*                                                          /s/ Paul B. Barringer*
------------------------------------------------------------                    --------------------------------------------------
Name:       Sherry A. Kellett                                                   Name:       Paul B. Barringer
Title:      Executive Vice President                                            Title:      Director
            and Controller
            (principal accounting officer)

                                                                                            /s/ Alfred E. Cleveland*
------------------------------------------------------------                    --------------------------------------------------
Name:       Nelle Ratrie Chilton                                                Name:       Alfred E. Cleveland
Title:      Director                                                            Title:      Director

            /s/ W. R. Cuthbertson, Jr.*                                                     /s/ Ronald E. Deal*
------------------------------------------------------------                    --------------------------------------------------
Name:       W. R. Cuthbertson, Jr.                                              Name:       Ronald E. Deal
Title:      Director                                                            Title:      Director

            /s/ A. J. Dooley, Sr.*                                                          /s/ Tom D. Efird*
------------------------------------------------------------                    --------------------------------------------------
Name:       A. J. Dooley, Sr.                                                   Name:       Tom D. Efird
Title:      Director                                                            Title:      Director

            /s/ Paul S. Goldsmith*                                                          /s/ Lloyd V. Hackley*
------------------------------------------------------------                    --------------------------------------------------
Name:       Paul S. Goldsmith                                                   Name:       L. Vincent Hackley
Title:      Director                                                            Title:      Director

            /s/ Jane P. Helm*                                                               /s/ Richard Janeway, M.D.*
------------------------------------------------------------                    --------------------------------------------------
Name:       Jane P. Helm                                                        Name:       Richard Janeway, M.D.
Title:      Director                                                            Title:      Director

            /s/ J. Ernest Lathem, M.D.*                                                     /s/ James H. Maynard*
------------------------------------------------------------                    --------------------------------------------------
Name:       J. Ernest Lathem, M.D.                                              Name:       James H. Maynard
Title:      Director                                                            Title:      Director

            /s/ Joseph A. McAleer, Jr.*                                                     /s/ Albert O. McCauley*
------------------------------------------------------------                    --------------------------------------------------
Name:       Joseph A. McAleer, Jr.                                              Name:       Albert O. McCauley
Title:      Director                                                            Title:      Director

                                                                                            /s/ Richard L. Player, Jr.*
------------------------------------------------------------                    --------------------------------------------------
Name:       J. Holmes Morrison                                                  Name:       Richard L. Player, Jr.
Title:      Director                                                            Title:      Director

            /s/ C. Edward Pleasants*                                                        /s/ Nido R. Qubein*
------------------------------------------------------------                    --------------------------------------------------
Name:       C. Edward Pleasants                                                 Name:       Nido R. Qubein
Title:      Director                                                            Title:      Director

            /s/ E. Rhone Sasser*                                                            /s/ Jack E. Shaw*
------------------------------------------------------------                    --------------------------------------------------
Name:       E. Rhone Sasser                                                     Name:       Jack E. Shaw
Title:      Director                                                            Title:      Director

            /s/ Harold B. Wells*
------------------------------------------------------------
Name:       Harold B. Wells
Title:      Director

*By:            Jerone C. Herring
------------------------------------------------------------
                Jerone C. Herring
                Attorney-in-Fact

                                                                       EXHIBIT INDEX
                                                                             to
                                                           Registration Statement on Form S-8 of
                                                                      BB&T Corporation

Exhibit No.                                                 Description

      4.1               Amended and Restated  Articles of Incorporation of the Company,  as amended,  which are incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 17, 1997.

      4.2               Articles of Amendment to the Articles of  Incorporation  of the Company,  which are incorporated by reference to Exhibit 3(a)(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

      4.3               Bylaws of the Company,  as amended,  which are incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K
                        for the year ended December 31, 1997, filed with the Commission on March 18, 1998.

      4.4               Rights  Agreement  dated as of December 17, 1996 between the Company and Branch  Banking and Trust Company,  Rights Agent,  which is incorporated by reference to Exhibit A filed under Form 8-A, filed with the Commission on January 10, 1997.

      5                 Opinion of Womble Carlyle Sandridge & Rice, PLLC

      23.1               Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

      23.2              Consent of Arthur Andersen LLP

      24                Power of Attorney of Directors and Officers of the Company

      99                Edgar M. Norris & Co., Inc. Employee Retention Plan

                                                                         EXHIBIT 5

                                                                     [Firm Letterhead]

                                                                     December 20, 2000

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                 Re:          Registration Statement on Form S-8 with respect to the Edgar M. Norris & Co., Inc. Employee Retention Plan

Ladies and Gentlemen:

                 We have served as counsel for BB&T  Corporation  (the "Company") in connection with its  registration  under the Securities Act of 1933, as amended, of an aggregate of 37,549 shares of its common stock, $5.00 par value per share (the "Shares"),  which are proposed to be offered and sold pursuant to the  Edgar M.  Norris & Co.,  Inc.  Employee  Retention  Plan (the  "Plan"),  and  pursuant  to the  Company's  Registration  Statement  on Form S-8 (the
"Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

                 We have reviewed the Company's  articles of incorporation and bylaws,  each as amended to date, and have examined the originals,  or copies certified or otherwise identified to our satisfaction,  of corporate records of the Company, including minute books of the Company as furnished to us by the
Company,  certificates of public officials and of representatives of the Company,  statutes and other instruments and documents, as a basis for the opinions hereinafter  expressed.  In rendering this opinion,  we have relied upon  certificates  of public  officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.  We also have reviewed the Plan and the Registration Statement.

                 In connection with such review,  we have assumed with your permission (1) the  genuineness of all signatures;  (2) the  authenticity of all documents  submitted to us as originals and the conformity to original  documents of all documents  submitted to us as certified or photostatic  copies; and
(3) the proper  issuance and accuracy of  certificates  of public  officials  and  officers  and agents of the Company.  In rendering  opinions as to future events, we have assumed the facts and law existing on the date hereof.

                 Based upon the  foregoing,  and having  regard for such legal  considerations  as we have deemed  relevant,  we are of the opinion that the
Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                 This opinion is limited to the laws of the State of North  Carolina.  This  opinion is rendered as of the date hereof,  and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

                 We hereby consent to the filing of this opinion with the  Commission as Exhibit 5 to the  Registration  Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities  Act, or other rules and  regulations of the Commission thereunder.

                                                                        WOMBLE CARLYLE SANDRIDGE & RICE
                                                                        A Professional Limited Liability Company

                                                                        By:          /s/ Jane Jeffries Jones
                                                                           -------------------------------------------
                                                                                    Jane Jeffries Jones

                                                                        EXHIBIT 23.2

Consent of Independent Public Accountants

            As independent  public  accountants,  we hereby consent to the  incorporation  by reference in this  registration  statement of our report dated
October 27,  2000,  included in BB&T  Corporation's  Form 8-K dated  October 27,  2000,  and to all  references  to our firm  included in this  registration statement.  Our report dated January 24, 2000,  included in BB&T  Corporation's  financial  statements  previously  filed on Form 10-K and  incorporated  by reference in this registration statement,  and our report dated April 27, 2000, included in BB&T Corporation's financial statements previously filed on Form
8-K dated April 28, 2000 and incorporated by reference in this registration  statement,  are no longer appropriate since restated financial  statements have been presented giving effect to business combinations accounted for as poolings of interests.

                                                                                                                                     /s/ ARTHUR ANDERSEN LLP

Charlotte, North Carolina
December 20, 2000

                                                                         EXHIBIT 24

                                                                     POWER OF ATTORNEY

            Each of the undersigned,  being a director and/or officer of BB&T Corporation (the "Company"),  hereby nominates,  constitutes and appoints John
A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally,  to be his or her true and lawful  attorney-in-fact and to sign in his or her name and on his or her behalf in any and all  capacities  stated below,  and to file with the  Securities  and Exchange  Commission  (the  "Commission"),  a
Registration  Statement on Form S-8 (the "Registration  Statement") relating to the issuance of certain shares of the common stock of the Company, $5.00 par value (the "Common  Stock"),  in connection with the Edgar M. Norris & Co., Inc.  Employee  Retention  Plan, and to file any and all  amendments,  including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate,  and generally  to do all such things on his or her behalf in any and all  capacities  stated  below to enable the Company to comply with the  provisions  of the
Securities Act of 1933, as amended, and all requirements of the Commission.

            This Power of Attorney has been signed by the following persons in the capacities indicated on December 19, 2000.

            /s/ John A. Allison, IV                                                         /s/ Scott E. Reed
------------------------------------------------------------                    --------------------------------------------------
Name:       John A. Allison, IV                                                 Name:       Scott E. Reed
Title:      Chairman of the Board and                                           Title:      Senior Executive Vice President
            Chief Executive Officer                                                         and Chief Financial Officer
            (principal executive officer)                                                   (principal financial officer)

            /s/ Sherry A. Kellett                                                           /s/ Paul B. Barringer
------------------------------------------------------------                    --------------------------------------------------
Name:       Sherry A. Kellett                                                   Name:       Paul B. Barringer
Title:      Executive Vice President                                            Title:      Director
            and Controller
            (principal accounting officer)

                                                                                            /s/ Alfred E. Cleveland
------------------------------------------------------------                    --------------------------------------------------
Name:       Nelle Ratrie Chilton                                                Name:       Alfred E. Cleveland
Title:      Director                                                            Title:      Director

            /s/ W. R. Cuthbertson, Jr.                                                      /s/ Ronald E. Deal
------------------------------------------------------------                    --------------------------------------------------
Name:       W. R. Cuthbertson, Jr.                                              Name:       Ronald E. Deal
Title:      Director                                                            Title:      Director

            /s/ A. J. Dooley, Sr.                                                           /s/ Tom D. Efird
------------------------------------------------------------                    --------------------------------------------------
Name:       A. J. Dooley, Sr.                                                   Name:       Tom D. Efird
Title:      Director                                                            Title:      Director

            /s/ Paul S. Goldsmith                                                           /s/ Lloyd V. Hackley
------------------------------------------------------------                    --------------------------------------------------
Name:       Paul S. Goldsmith                                                   Name:       L. Vincent Hackley
Title:      Director                                                            Title:      Director

            /s/ Jane P. Helm                                                                /s/ Richard Janeway, M.D.
------------------------------------------------------------                    --------------------------------------------------
Name:       Jane P. Helm                                                        Name:       Richard Janeway, M.D.
Title:      Director                                                            Title:      Director

            /s/ J. Ernest Lathem, M.D.                                                      /s/ James H. Maynard
------------------------------------------------------------                    --------------------------------------------------
Name:       J. Ernest Lathem, M.D.                                              Name:       James H. Maynard
Title:      Director                                                            Title:      Director

            /s/ Joseph A. McAleer, Jr.                                                      /s/ Albert O. McCauley
------------------------------------------------------------                    --------------------------------------------------
Name:       Joseph A. McAleer, Jr.                                              Name:       Albert O. McCauley
Title:      Director                                                            Title:      Director

                                                                                            /s/ Richard L. Player, Jr.
------------------------------------------------------------                    --------------------------------------------------
Name:       J. Holmes Morrison                                                  Name:       Richard L. Player, Jr.
Title:      Director                                                            Title:      Director

            /s/ C. Edward Pleasants                                                         /s/ Nido R. Qubein
------------------------------------------------------------                    --------------------------------------------------
Name:       C. Edward Pleasants                                                 Name:       Nido R. Qubein
Title:      Director                                                            Title:      Director

            /s/ E. Rhone Sasser                                                             /s/ Jack E. Shaw
------------------------------------------------------------                    --------------------------------------------------
Name:       E. Rhone Sasser                                                     Name:       Jack E. Shaw
Title:      Director                                                            Title:      Director

            /s/ Harold B. Wells
------------------------------------------------------------
Name:       Harold B. Wells
Title:      Director

                                                                         EXHIBIT 99

                                                                EDGAR M. NORRIS & CO., INC.

                                                                  EMPLOYEE RETENTION PLAN

                                                                EDGAR M. NORRIS & CO., INC.

                                                                  EMPLOYEE RETENTION PLAN

            l.          Purpose.  The purpose of the Edgar M. Norris & Co.,  Inc.  Employee  Retention  Plan (the  "Plan") is to further the  stability  and financial success of BB&T and the Company by retaining key employees  through the grant of stock-based  incentive awards  ("Retention  Awards" or "Awards").
It is believed that Retention  Awards granted to such employees  under this Plan will strengthen  their desire to remain employed with the Company,  BB&T or another BB&T Subsidiary,  thereby further stimulating such employees' efforts to enhance the efficiency,  soundness,  profitability,  growth and shareholder value of the Company and BB&T. The effective date (the "Effective Date") of the Plan shall be November 15, 2000.

            2.          Definitions.  In addition to terms defined elsewhere in the Plan, the following terms shall have the meanings indicated:

            (a)         "Applicable  Withholding  Taxes" means the aggregate  amount of federal,  state and local income and payroll taxes that the Company,
BB&T or another BB&T Subsidiary is required to withhold in connection with any vesting or distribution of a Retention Award.

            (b)         "BB&T" means BB&T Corporation, a North Carolina corporation.

            (c)         "BB&T Stock" means the common stock of BB&T, $5.00 par value per share.

            (d)         "BB&T  Subsidiary"  means any  corporation  (other  than BB&T) in an  unbroken  chain of  corporations  beginning  with BB&T if each corporation  other than the last  corporation in the unbroken chain owns stock  possessing 50% or more of the total combined  voting power of all classes of stock in another corporation in the chain.

            (e)         A "Change of Control"  shall be deemed to have occurred if (i) any person or group of persons (as defined in Section 13(d) and 14(d)
of the Exchange Act) together with its  affiliates,  excluding  employee  benefit plans of the Company or BB&T, is or becomes,  directly or indirectly,  the
"beneficial  owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Company or BB&T representing  twenty percent (20%) or more of the combined voting power of the Company's or BB&T's then  outstanding  securities;  or (ii) as a result of a tender offer or exchange offer for the purchase  of  securities  of the  Company or BB&T  (other than such an offer by BB&T for its own  securities),  or as a result of a proxy  contest,  merger, consolidation  or sale of assets,  or as a result of any combination of the foregoing,  individuals  who at the beginning of any two-year period  constitute
BB&T's Board of Directors,  plus new directors whose election or nomination for election by BB&T's shareholders is approved by a vote of at least two-thirds of the  directors  still in office who were  directors  at the  beginning of such  two-year  period,  cease for any reason  during such  two-year  period to constitute at least  two-thirds of the members of such Board of Directors;  or (iii) the shareholders of BB&T approve a merger or consolidation of BB&T with any other  corporation  or entity  regardless  of which  entity is the  survivor,  other than a merger or  consolidation  which  would  result in the voting securities of BB&T outstanding  immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving  entity) at least forty percent (40%) of the combined voting power of the voting  securities of BB&T or such surviving  entity  outstanding immediately  after such merger or  consolidation;  or (iv) the  shareholders  of BB&T approve a plan of complete  liquidation  or  winding-up  of BB&T or an agreement for the sale or disposition by BB&T of all or  substantially  all of BB&T's  assets;  or (v) any event which BB&T's Board of Directors  determines constitutes a Change of Control.

            (f)         "Code" means the Internal Revenue Code of 1986, as amended.

            (g)         "Company"  means Edgar M. Norris & Co.,  Inc. and any successor or subsidiary  of Edgar M. Norris & Co.,  Inc.,  including,  without limitation, the Surviving Subsidiary as defined in Section 4.16 of the Merger Agreement.

            (h)         "Committee" means the Compensation Committee of the Board of Directors of BB&T.

            (i)         "Date of Grant" means the date of grant of a Retention Award, as provided in Section 5(a)(i) herein.

            (j)         "Disability" means the inability to engage in any substantial gainful activity by reason of any medically  determinable  physical or mental  impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous  period of not less than twelve
(12) months.  The Committee shall have sole discretion to determine whether a Participant is disabled for purposes of the Plan.

            (k)         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

            (l)         A "Just  Cause"  termination  shall mean  termination  due to any of the  following:  a  Participant's  personal  dishonesty,  gross incompetence,  willful misconduct,  breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist  order, conviction of a felony or of a misdemeanor involving moral turpitude,  unethical  business practices in connection with the Company's or BB&T's business,  misappropriation  of the Company's or BB&T's assets or those of their Affiliates (as defined below),  or material breach of any other provision of any employment  agreement  between the Participant and the Company or BB&T or any other BB&T  Subsidiary,  provided  that the  Participant  has received  written  notice from the Company or BB&T of such material breach and such breach remains uncured thirty (30) days after the delivery of such notice.  The term "Affiliate"  means a Person that directly or indirectly through one or more intermediaries,  controls, or is controlled by, or is under common control with, another Person; and the term "Person" means any person, partnership,  corporation,  company,  group or other  entity.  The  Committee  shall have sole  discretion to determine if a  Participant's  termination  of employment is for Just Cause for purposes of the Plan.

                                                                               2

            (m)         "Merger  Agreement"  means the  Agreement  and Plan of  Reorganization  between  BB&T and Edgar M.  Norris & Co.,  Inc.  dated as of
September 25, 2000, as it may be amended, and the term "Merger" means the merger transaction contemplated pursuant to the terms of the Merger Agreement.

            (n)         "Participant" means any employee of the Company who receives a Retention Award under the Plan.

            (o)         "Retirement" means retirement in accordance with the retirement policies and procedures  established for the Company.  The Committee shall have sole discretion to determine whether a Participant has terminated employment due to retirement for purposes of the Plan.

            (p)         "Securities Act" means the Securities Act of 1933, as amended.

            (q)         "Vesting Date" means each of July 15, 2001, July 15, 2002, July 15, 2003, July 15, 2004 and July 15, 2005.

            (r)         "Vesting  Percentage" means the following  percentages of the shares of BB&T Stock allocated for distribution  under the Plan on the respective Vesting Dates:

                        (i)         July 15, 2001 - 15%

                        (ii)        July 15, 2002 - 15%

                        (iii)       July 15, 2003 - 20%

                        (iv)        July 15, 2004 - 20%

                        (v)         July 15, 2005 - 30%

            3.          Shares of BB&T Stock Subject to the Plan.
                        ----------------------------------------

            (a)         Subject to  adjustments  as provided in Section  3(c),  the  maximum  number of shares of BB&T Stock that may be issued  pursuant to
Awards shall be 37,549 authorized but unissued shares,  which number shall represent $1,058,407 divided by the "Average Closing Price" as defined in Section
1.7(a) of the Merger Agreement.

            (b)         BB&T  hereby  reserves  sufficient  authorized  shares of BB&T Stock to meet the grant of  Retention  Awards  hereunder.  Any shares subject to an Award which is subsequently  forfeited or is terminated may again be the subject of an Award granted under the Plan, in the sole discretion of
BB&T.  To the extent  that any shares of BB&T Stock  subject to an Award are not  delivered  to a  Participant  (or his  beneficiary)  because  the Award is forfeited or canceled,  such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of BB&T Stock available for issuance under the Plan.

                                                                               3

            (c)         If there is any change in the outstanding shares of BB&T Stock because of a merger,  consolidation or reorganization involving BB&T, or if the Board of Directors of BB&T declares a stock dividend,  stock split  distributable in shares of BB&T Stock or reverse stock split, or if there is a similar  change in the capital  stock  structure  of BB&T or a related  entity  affecting  the BB&T Stock,  the number of shares of BB&T Stock  reserved for issuance under the Plan shall be  correspondingly  adjusted,  and the Committee shall make such adjustments to Retention Awards or to any provisions of this
Plan as the Committee deems equitable to prevent dilution or enlargement of Awards or as may be otherwise advisable.

            4.          Eligibility.
                        -----------

            (a)         The employees of the Company  listed on Exhibit A to the Plan (as such Exhibit A may hereafter be attached  hereto or amended) shall be the Participants in the Plan.

            (b)         Neither the grant of a Retention  Award nor any other provision of the Plan shall confer upon a Participant any right to continue in the employment or service of the Company,  BB&T or another BB&T  Subsidiary as an employee,  or to interfere in any way with the right of the Company,  BB&T or another BB&T Subsidiary to terminate the  Participant's  employment or service at any time.  Except as otherwise  provided in the Plan, (i) all rights of a  Participant  with respect to an Award shall  terminate  upon the  termination  of the  Participant's  employment  with the Company,  BB&T or another BB&T
Subsidiary;  and (ii) Awards  granted  under the Plan shall not be affected  by any change in the duties or  position  of the  Participant,  as long as such individual remains an employee of the Company, BB&T or another BB&T Subsidiary.

            5.          Grant and Vesting of Retention Awards.
                        -------------------------------------

            (a)         Grant of Awards; Issuance of BB&T Stock.
                        ---------------------------------------

                        (i)         Subject to the  approval  of BB&T,  the  Company  shall  select  those  eligible  individuals  who shall be  entitled to participate  in the Plan and  shall  assign  to each such  Participant  a  percentage  of the  shares  authorized  for  issuance  under the Plan representing  the number of shares  (rounded to the nearest whole share) to be eligible for  distribution  to the Participant in accordance with the Plan and Section 4.14 of the Merger  Agreement.  The Company  shall make such  election and  assignment no later than thirty (30) days after the Effective Time (as defined in Section 1.3 of the Merger  Agreement) of the Merger,  and such election and  assignment  shall be reflected in
            Exhibit A to the Plan. As soon as practicable  following the Company's  election and  assignment,  the Company shall give to each  Participant a notice stating the number of whole shares of BB&T Stock granted  hereunder to the Participant,  along with a copy of the Plan and the provisions of Exhibit A that apply to the Participant.  The date of delivery of such notice to a Participant shall be deemed the Date of Grant with respect to the Participant's Award.  All rights of Participants hereunder shall be governed by the terms of the Plan.

                                                                               4

                        (ii)        Within thirty (30) days following the Date of Grant, BB&T shall issue stock certificates  representing  ownership of the shares of BB&T  Stock  subject to  Retention  Awards  under the Plan.  A  certificate  representing  the  shares of BB&T  Stock  awarded to each
            Participant  shall be  issued in the name of the  Participant  and shall be held by the  Company  (or its  designee)  for  distribution  to such
            Participant as required on each applicable  Vesting Date.  Each  Participant in whose name shares are issued shall deliver to the Company within thirty (30) days after the Date of Grant a stock power  executed  in blank by such  Participant.  All shares of BB&T Stock that are subject to a
            Retention Award shall be deemed to be issued and  outstanding as of a date not to exceed thirty (30) days following the Date of Grant,  and each
            Participant  shall be entitled to the payment of  dividends  and to vote on all record  dates on and after the date such shares are deemed to be issued and outstanding  unless and until such shares shall be forfeited  hereunder.  Any shares so forfeited shall be transferred by the Company to BB&T and thereupon canceled.

            (b)         Distribution of Shares Following Vesting;  Forfeiture.  Except as otherwise  provided in Section 5 herein,  each Participant who has been continuously  employed by the Company,  BB&T or another BB&T Subsidiary from the Date of Grant to a particular Vesting Date shall receive a certificate representing  ownership of the number of whole shares of BB&T Stock  determined by multiplying the number of shares  allocated to the Participant  under the
Plan by the Vesting Percentage  applicable to such Vesting Date. Except as otherwise provided in Sections–5(c),  5(d), 5(e) and 5(f) herein, no distribution shall be made under the Plan with respect to any Vesting Date to any  Participant  who shall not be actually  employed by the Company,  BB&T or another BB&T
Subsidiary  continuously from the Effective Date through such Vesting Date, and all rights to receive future distributions under the Plan shall be forfeited by any  Participant  from and after the date of  termination of the employment of such  Participant  for any reason.  Except as may otherwise be provided in
Sections 5(c), 5(d), 5(e) and 5(f), all  distributions  pursuant to the Plan to any Participant as of any Vesting Date shall be made within thirty (30) days following each Vesting Date.

            (c)         Termination Due to Disability.  Notwithstanding  any other provision in Section–5 to the contrary,  if a Participant shall be unable to carry out the essential  functions of his  employment by the Company (or BB&T or another BB&T  Subsidiary)  by reason of Disability but shall continue to receive salary payments and benefits pending  termination of his employment on account of Disability,  then, in such event, such Participant shall be deemed for purposes of the Plan to have been  continuously  employed during the period such salary payments and benefits continue (the  "Compensation  Continuation
Period");  provided,  however, that the number of shares distributable to such Participant as of a Vesting Date occurring during a Compensation Continuation
Period shall equal the product of that number of shares that would have been  distributable  to such  Participant if his  employment had actually  continued
uninterrupted  through the Vesting Date multiplied by a fraction,  the numerator of which is the number of days on which such Participant  actively rendered services for the Company and, if applicable,  the Surviving Subsidiary (or BB&T or another BB&T Subsidiary) during the one-year period ending on the Vesting
Date,  and the  denominator  of which is the number of days in such  period.  Distribution  of such shares  shall be made within  thirty (30) days after the applicable Vesting Date.

                                                                               5

            (d)         Termination  Due to Death or  Retirement.  Notwithstanding  any other  provision in Section 5 to the  contrary,  in the event of the death or retirement of a Participant,  then, in such event,  the  Participant  shall be deemed for purposes of the Plan to have been  continuously  employed through the first  Vesting Date to occur after the date of death or  retirement,  as the case may be, and such  Participant  (or his  beneficiary)  shall be entitled to receive,  within thirty (30) days after such Vesting  Date,  such number of shares as is equal to the product of the number of shares that would have been distributable to such Participant if his employment had actually continued  uninterrupted through such Vesting Date multiplied by a fraction,  the numerator of which is the number of days in the one-year  period  ending on such  Vesting  Date during which such  Participant  was employed by and actively rendered  services to the Company or, if applicable,  the Surviving  Subsidiary (or BB&T or another BB&T  Subsidiary),  and the  denominator of which is the number of days in such period.

            (e)         Termination  Other than for Just Cause.  Notwithstanding  any other  provision in Section 5 to the  contrary,  in the event that the employment  of a  Participant  is  terminated  for a reason  other than Just Cause,  the  Participant  shall be deemed for purposes of the Plan to have been continuously  employed  through the first Vesting Date to occur after the termination date and the Participant  shall be entitled to receive,  within thirty
(30) days after such  Vesting  Date,  such number of shares as is equal to the product of the number of shares  that would have been  distributable  to such
Participant if his employment had actually continued  uninterrupted through such Vesting Date multiplied by a fraction, the numerator of which is the number of days in the one-year period ending on such Vesting Date during which such Participant was employed by and actively  rendered  services to the Company or, if applicable, the Surviving Subsidiary (or BB&T or another BB&T Subsidiary), and the denominator of which is the number of days in such period.

            (f)         Effect of Change of Control and Certain  Terminations.  Notwithstanding  any other  provision in Section 5 to the  contrary,  in the event of both (i) a "Change of Control" and (ii) a termination  of employment  other than a voluntary  termination  or for a reason other than Just Cause of all of Glenn R. Oxner, Edgar M. Norris, Jr., and G. Bruce McPherson,  Jr. within six (6) months following the effective date of such Change of Control, each
Participant who was continually  employed by the Company (or BB&T or another BB&T  Subsidiary)  through the effective date of the Change of Control shall be entitled to receive,  within thirty (30) days after the last of the  terminations  of employment  referenced in (ii), the percentage  disclosed in Exhibit A assigned to such Participant of the undistributed balance of the shares of BB&T Stock remaining available for distribution under the Plan.

            (g)         No  Fractional  Shares.  Each  distribution  of the  Retention  Award  shall be  solely in the form of whole  shares  of BB&T  Stock
(determined by rounding to the nearest whole share),  based on the number of shares  designated with respect to each  Participant set forth on Exhibit A. In the event that a Participant  shall have a fractional  share of BB&T Stock allocated to the Participant at the time of final  distribution,  such fractional share shall be  converted  to cash  (based on the closing  price per share of BB&T Stock on the New York Stock  Exchange on the last  trading day  preceding the date of distribution or such other fair market valuation method as may be deemed  appropriate by the Committee) and distributed to the Participant,  and the fractional share shall be canceled by BB&T.

                                                                               6

            (h)         Participant  Obligation to Pay Applicable  Withholding  Taxes. Each Participant shall agree, as a condition to receiving an award of
BB&T Stock hereunder, to pay to the Company (or BB&T or another BB&T Subsidiary,  as the case may be), or make arrangements  satisfactory to the Company (or
BB&T or another BB&T Subsidiary)  regarding the payment to the Company (or BB&T or another BB&T Subsidiary) of,  Applicable  Withholding  Taxes.  Until such amount has been paid or  arrangements  satisfactory to the Company (or BB&T or another BB&T  Subsidiary)  have been made, no stock  certificate(s)  shall be delivered to such Participant.

            6.          Nontransferability  of Retention  Awards.  A  Participant's  interest in a Retention Award may not be sold,  assigned,  transferred, pledged, hypothecated, or otherwise encumbered.

            7.          Termination,  Modification and Amendment.  The Plan and any Award granted under the Plan may be amended or terminated at any time by the  Committee;  provided,  that (a) amendment or termination of an Award shall not,  without the consent of a recipient of an Award,  adversely  affect the rights of the recipient with respect to an outstanding  Award, and (b)  notwithstanding  the foregoing,  BB&T or the Company may unilaterally amend the Plan and any Award with respect to Participants  as it deems  appropriate to comply with  applicable  law, rule or regulation.  Unless earlier  terminated by the
Committee, the Plan shall terminate at the close of business on August 31, 2005.

            8.          Administration  of the Plan. The Plan shall be administered  by the Committee.  Any action of the Committee with respect to the Plan may be taken by a written  instrument  signed by all of the  members of the  Committee,  and any such action so taken by written  consent  shall be as fully effective as if it had been taken by a majority of the members at a meeting  duly held and called.  Subject to the  provisions  of the Plan,  the  Committee shall have full and final  authority in its  discretion  to take any action with respect to the Plan  including,  without  limitation,  the authority (i) to determine all matters relating to Awards,  including but not limited to the terms,  conditions,  restrictions and limitations of an Award; (ii) to prescribe the form or forms of the agreements,  if any, and other  documentation  related to any Awards granted under the Plan; (iii) to establish,  amend and rescind rules and regulations for the  administration of the Plan; and (iv) to construe and interpret the Plan, the Awards and any documentation  relating to Awards granted under the Plan, to interpret rules and regulations for  administering  the Plan and to make all other  determinations  deemed necessary or advisable for administering the Plan. The Committee shall also have authority,  in its sole discretion,  to accelerate the date that any Award which was not otherwise vested shall become vested in whole or in part without any obligation to accelerate  such date with respect to any other Award granted to any recipient.  No member of the Committee shall be liable while acting as  administrator  of the Plan for any action or  determination  made in good faith with respect to the
Plan or any Award.

                                                                               7

            9.          Restrictions  on Awards  and  Shares.  BB&T and the  Company  may  impose  such  restrictions  on Awards  and  shares of BB&T  Stock representing  Awards  hereunder as it or they may deem  advisable,  including  without  limitation  restrictions  under the federal  securities  laws or the requirements of any stock exchange or similar  organization or any blue sky or state  securities laws applicable to such shares.  Notwithstanding  any other
Plan provision to the contrary,  neither BB&T nor the Company shall be obligated to issue, deliver or transfer shares of BB&T Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action,  unless such delivery,  distribution or action is in compliance with all applicable laws,  rules and regulations  (including but not limited to the  requirements of the Securities Act). BB&T shall use its best efforts to register the shares issuable under the Plan with the  Securities and Exchange  Commission.  BB&T or the Company may cause a restrictive  legend to be placed on any  certificate issued  pursuant to an Award  hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

            10.         Not a Benefit Plan. In no event shall any amounts  accrued,  distributable  or payable under the Plan be treated as compensation for the purpose of determining  the amount of  contributions  or benefits to which any person shall be entitled under any retirement plan sponsored by BB&T, the
Company or another BB&T  Subsidiary  that is intended to be a qualified  plan within the meaning of Section 401(a) of the Code or under any other benefit or compensation plan, arrangement or program sponsored by BB&T, the Company or another BB&T Subsidiary.

            11.         Beneficiary.  The Committee may, in its discretion,  establish  procedures pursuant to which a Participant may designate one or more persons to be the beneficiary,  in the event of the Participant's  death, of any rights or benefits to which the Participant would otherwise be entitled.  A beneficiary  designation  shall be subject to such  conditions as may be  established  by the  Committee.  In the event that a Participant  dies and a valid beneficiary designation has not been made, the Participant's estate shall be deemed to be his beneficiary.

            12.         Notice.  All notices and other  communications  required or  permitted  to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered  personally  or in internal  mail or mailed first class,  postage  prepaid,  as follows:  (a) if to BB&T, at the principal business address of BB&T, to the attention of the Corporate  Secretary;  (b) if to the Company,  at the principal business address of the Company, to the attention of the Office of the President;  or (c) if to any Participant,  at the last address of the Participant  known to the sender at the time the notice or other communication is sent.

            13.         Governing  Law.  The  terms of this  Plan  shall be  governed  by the laws of the  State of North  Carolina,  without  regard to the principles of the conflicts of laws.

                                                                               8

            IN WITNESS WHEREOF, this Edgar M. Norris & Co., Inc. Employee Retention Plan has been executed this 15th day of November, 2000.

                                                                        BB&T CORPORATION

                                                                        By:  /s/Scott E. Reed
                                                                             Scott E. Reed
                                                                             Senior Executive Vice President

                                                                        EDGAR M. NORRIS & CO., INC.

                                                                        By:  /s/Glenn R. Oxner
                                                                             Glenn R. Oxner
                                                                             Chairman and Chief Executive Officer

                                                                               9

                                                                         EXHIBIT A
                                                                             TO
                                                                EDGAR M. NORRIS & CO., INC.
                                                                  EMPLOYEE RETENTION PLAN

                                                                                         Number of Shares
                    Name of Participant                                             Subject to Retention Award
                    -------------------                                             --------------------------